                                                               EXHIBIT (h)(4)(b)

                      AMENDMENT TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin Templeton Distributors, Inc.
                           AIG Life Insurance Company

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and AIG Life Insurance Company (the "Agreement") is hereby amended as follows:

        Schedules B, C, D, E and F of the Agreement are hereby deleted in their entirety and replaced with the Schedules B, C, D, E and F attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of May 1, 2001.


Franklin Templeton Variable Insurance           Franklin Templeton Distributors,
Products Trust                                  Inc.


By:      /s/  KAREN L. SKIDMORE                By:   /s/  PHILIP J. KEARNS
    ------------------------------------       ---------------------------------
Name:  Karen L. Skidmore                             Name:  Philip J. Kearns
Title: Assistant Vice President                      Title: Vice President


AIG Life Insurance Company


By:      /s/  MICHELE L. ABRUZZO
    -----------------------------------
Name:   Michele L. Abruzzo
Title:  Senior Executive Vice President

                                   SCHEDULE B

                             ACCOUNTS OF THE COMPANY

1.      Name:                        Separate Account II
        Date Established:            June 5, 1986
        SEC Registration Number:     811-4687

2.      Name:                        Separate Account IV, 7, 9, 10
        Date Established:            July 18, 1995
        SEC Registration Number:     Not Applicable (private placement)

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

 FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST                 INVESTMENT ADVISER
------------------------------------------------------        ---------------------------------
Templeton International Securities Fund - Class 1             Templeton Investment Counsel, LLC
Templeton International Securities Fund - Class 2             Templeton Investment Counsel, LLC
Templeton Developing Markets Securities Fund - Class 1        Templeton Asset Management, Ltd.
Templeton Developing Markets Securities Fund - Class 2        Templeton Asset Management, Ltd.
Templeton Asset Strategy Fund - Class 1                       Templeton Investment Counsel, LLC
Templeton Asset Strategy Fund - Class 2                       Templeton Investment Counsel, LLC
Templeton Growth Securities Fund - Class 2                    Templeton Global Advisors Limited

                                              SCHEDULE D
                                       CONTRACTS OF THE COMPANY
----------------------------------------------------------------------------------------------------------------
                                    CONTRACT 1               CONTRACT 2                   CONTRACT 3
----------------------------------------------------------------------------------------------------------------
Contract/Product Name        Executive Advantage(SM)    Executive Advantage(SM)    Private Placement (Group
                             (Group VUL)                (Group VUL)                VUL)

Registered (Y/N)             Yes                        Yes                        No

SEC Registration Number      333-34199                  333-34199                  NA

Representative Form Numbers  11GVULD997                 11GVULU997                 11GVUL0495,
                             (Sex Distinct)             (Unisex)                   11GVUL0197

Separate Account Name        Separate Account II        Separate Account II        Separate Account IV, 7, 9, 10

SEC Registration Number      811-4687                   811-4687                   Not Applicable

Portfolios and Classes       Templeton Developing       Templeton Developing       Templeton Developing
                             Markets Securities Fund -  Markets Securities Fund -  Markets Securities Fund -
                             Class 2                    Class 2                    Class 2

                             Templeton International    Templeton International    Templeton International
                             Securities Fund - Class 2  Securities Fund - Class 2  Securities Fund - Class 1

                             Templeton Growth           Templeton Growth           Templeton Asset Strategy
                             Securities Fund - Class 2  Securities Fund - Class 2  Fund - Class 2

                                                                                   Templeton Growth
                                                                                   Securities Fund - Class 2

                                                    SCHEDULE D
                                             CONTRACTS OF THE COMPANY
----------------------------------------------------------------------------------------------------------------
                                          CONTRACT 4               CONTRACT 5                   CONTRACT 6
----------------------------------------------------------------------------------------------------------------
Contract/Product Name         Private Placement          Private Placement          -Excess Interest Life
                              (Individual VUL)           (Individual VUL)           Insurance Policy
                                                                                    -Variable Life Insurance
                                                                                    Rider

Registered (Y/N)              No                         No                         No

SEC Registration Number       NA                         NA                         NA

Representative Form Numbers   11PVUL0996                 11JVUL0197,                52221 (7/91)
                                                         11FJVUL0798                12PVUL1098

Separate Account Name         Separate Account IV, 7,    Separate Account IV, 7,    Separate Account IV, 7,
                              9, 10                      9, 10                      9, 10

SEC Registration Number       NA                         NA                         NA

Portfolios and Classes        Templeton Developing       Templeton Developing       Templeton Developing
                              Markets Securities Fund -  Markets Securities Fund -  Markets Securities Fund -
                              Class 1                    Class 1                    Class 1

                              Templeton International    Templeton International    Templeton International
                              Securities Fund - Class 1  Securities Fund - Class 1  Securities Fund - Class 1

                              Templeton Asset Strategy   Templeton Asset Strategy   Templeton Asset Strategy
                              Fund - Class 2             Fund - Class 2             Fund - Class 2

                              Templeton Growth           Templeton Growth           Templeton Growth
                              Securities Fund - Class 2  Securities Fund - Class 2  Securities Fund - Class 2

                                                    SCHEDULE D
                                            CONTRACTS OF THE COMPANY
----------------------------------------------------------------------------------------------------------------
                                 CONTRACT 7
----------------------------------------------------------------------------------------------------------------
Contract/Product Name         Gemstone

                              (Group VUL)/Gemstone

Registered (Y/N)              Yes

SEC Registration Number       33-71753


Representative Form Numbers   11VUL399G
                              16VUL399G
                              11VUL399

Separate Account Name         Separate Account II

SEC Registration Number       811-4687

Portfolios and Classes        Templeton Developing
                              Markets Securities Fund -
                              Class 1

                              Templeton International
                              Securities Fund - Class 1

                              Templeton Asset Strategy
                              Fund - Class 1

                                   SCHEDULE E

                 OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

AIM Variable Insurance Funds

Alliance Variable Products Series Fund, Inc.

American Century Variable Products Portfolios, Inc.

Anchor Series Trust

Berger Institutional Products Trust

Dreyfus Stock Index Fund

Dreyfus Variable Investment Fund

Fidelity Variable Insurance Products Fund

Fidelity Variable Insurance Products Fund II

Fidelity Variable Insurance Products Fund III

Franklin Templeton Variable Insurance Products Trust

Goldman Sachs Variable Insurance Trust

Merrill Lynch Variable Series Fund, Inc.

Neuberger Berman Advisers Management Trust

Oppenheimer Variable Account Funds

PIMCO Variable Insurance Trust

SunAmerica Series Trust

Universal Institutional Funds, Inc.

Warburg Pincus Trust

                                   SCHEDULE F

                                RULE 12B-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-l Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

PORTFOLIO NAME                                  MAXIMUM ANNUAL PAYMENT RATE
-------------------------------------------     ---------------------------
Templeton Development Markets Security Fund                   0.25%

Templeton Asset Strategy Fund                                 0.25%

Templeton International Securities Fund                       0.25%

Templeton Growth Securities Fund                              0.25%

AGREEMENT PROVISIONS

        If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

        To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1. Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).

The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

        You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-l fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

        The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-l, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-l, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.